UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  June 28, 2002
                                (Date of Report)


                                  METWOOD, INC.
             (Exact name of registrant as specified in its charter)


         NEVADA                           0-5391                 83-0210365
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                                  819 Naff Road
                              Boones Mill, VA 24065
                    (Address of principal executive offices)


                                 (540) 334-4294
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 10, 2002, Metwood, Inc. purchased substantially all the assets of Providence Engineering, P.C. pursuant to an Asset Purchase Agreement, dated January 1, 2002, between Providence Engineering, P.C. and Metwood, Inc.

This Form 8-K/A amends the current report on Form 8-K, dated June 10, 2002, to include Exhibit 2.1, inadvertently omitted from the original 8-K filing.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial statements of business acquired - N/A to this amendment

(b)        Pro Forma financial information - N/A to this amendment

(c)        Exhibits

           2.1 Asset Purchase Agreement, dated January 1, 2002, by and between Providence Engineering, P.C. and Metwood, Inc.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                           METWOOD, INC.


Date: June 28, 2002    By: /s/ Robert M. Callahan
                           President and Director






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                                  Exhibit Index




Exhibit
  No.                             Description
------                            -----------

2.1        Asset Purchase Agreement by and between Providence Engineering, P.C.
           and Metwood, Inc.


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                            ASSET PURCHASE AGREEMENT
                                 BY AND BETWEEN
                          PROVIDENCE ENGINEERING, P.C.
                                       AND
                                  METWOOD, INC.


                                 JANUARY 1, 2002

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is dated as of January 1, 2002 and is by and between Providence Engineering, P.C., a Virginia Corporation ("Seller"), and Metwood, Inc., a Nevada corporation ("Buyer").

                                   WITNESSETH:

           WHEREAS, Seller is willing to sell and transfer substantially all of its assets to Buyer and Buyer desires to purchase and acquire the assets in accordance with the terms set forth herein;

           NOW, THEREFORE, in consideration of the foregoing recitals, the covenants and agreements contained herein, including, but not limited to, the payments herein described, and other good and valuable consideration, the full receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

                         ARTICLE 1. Transfer of Assets.

           1.1   Transfer of Assets; Liabilities.
           1.1.1 Transfer of Assets to Buyer by Seller. Upon and subject to the terms and conditions stated in this Agreement, on the Closing Date (as hereinafter defined), Seller shall convey, transfer and deliver to Buyer and Buyer shall purchase and acquire from Seller substantially all of the assets and properties of Seller, real and personal, tangible and intangible, of every kind and description used by Seller in connection with the business and operations of the Seller as a going concern, including, without limitation, rights under contracts and leases, real and personal property, equipment, inventories, customer lists and related information, intangibles, and goodwill. The rights, assets, property and business of Seller to be transferred to Buyer pursuant to this Article 1 are hereinafter referred to as the "Purchased Assets." Except as otherwise expressly provided herein, the parties hereto expressly acknowledge and agree that the transfer of the Purchased Assets by Seller to Buyer on the Closing Date shall be on an "AS-IS, WHERE-IS" basis. For purposes of this Agreement, December 31, 2001, shall be referred to as the "Balance Sheet Date."
           The Purchased Assets shall include, without limitation, the following:
           (a) Tangible Personal Property. All equipment, vehicles (including, but not limited to, all rolling stock), furniture, fixtures, office materials and supplies, spare parts, inventory (including finished goods, work-in-process and raw materials) and other tangible personal property of every kind and description owned or held as of the date of this Agreement by Seller and used or useful in connection with the business and operations of Seller, including, without limitation, those shown on Schedules, attached hereto and incorporated herein, and any additions, improvements, replacements and alterations thereto made between the Balance Sheet Date and the Closing Date.
            (b) Design and Project Agreements. Those orders, contracts and agreements, for the design, and sale of engineering services, as set forth on Schedules, attached hereto and incorporated herein.

           (c) Other Contracts. All contracts entered into by Seller in connection with the business and operations of Seller set forth on Schedule 3, attached hereto and incorporated herein (such Schedule 3 shall specify those contracts the assignment of which requires the consent of any third party); together with (i) all contracts that have been or will have been entered into in the ordinary course of business and which on the Balance Sheet Date will be terminable by Buyer on not more than thirty (30) days written notice without



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obligation being incurred upon such termination, and (ii) all additional contracts entered into in the ordinary course of business of Seller between the Balance Sheet Date and the Closing Date that are in effect on the Closing Date; provided, however, that Buyer shall assume, and does hereby assume, only those contracts set forth on Schedule 3. As used in this Agreement, "contract" means any agreement, arrangement, commitment or understanding, written or oral, expressed or implied, to which Seller is a party or is bound.
           (d) Trademarks, etc. All trademarks, trade secrets, manufacturing processes and other intangible personal property, including Seller's corporate or trade name "Providence Engineering" to the extent permitted by the Virginia Professional Corporation Act, owned, used by or useful to Seller in connection with the business and operations of Seller as of the date hereof, including without limitation those shown on Schedules, attached hereto and incorporated herein, which shall include all acquired with respect to Seller between the Balance Sheet Date and the Closing Date.
           (e) Files and Records. All files and other records of Seller relating to the business and operations of Seller, provided that Buyer shall provide Seller reasonable access to and copies of such files and records for a period of three (3) years after the Closing Date. In this connection, Buyer expressly agrees not to destroy or discard any such files and records without first giving Seller notice and an opportunity to retake possession of the same.

            (f) Goodwill. All of Seller's goodwill in and going concern value of Seller.

            (g) Trade Receivables, Notes, Accounts Receivable. All trade receivables, notes and accounts receivable (including all retainages and unbilled receivables) of Seller relating to or arising out of the operation of Seller.
            (h) Prepaid Items. All prepaid expenses and taxes expended by Seller in connection with Seller.
            (i) Other Assets. Capitalized start-up expenses and other miscellaneous assets disclosed to Buyer.

            (j) Noncompetition. Seller shall not, directly or indirectly, except as employees of Buyer, own, manage, operate, join, control, or participate in the ownership, management operations, or control or be connected in any manner with the rendering and sale of engineering products and service for a period of one (1) year following the Closing Date in DC, MD, VA, NC, SC, WV and TN. In the event of any actual or threatened breach of this provision, buyer shall be entitled to an injunction restraining Seller. Buyer shall also be permitted to pursue any other remedy available for such breach or threatened breach, including the recovery of damages from Seller. If at the time of enforcement of this covenant not to compete, a court holds that the duration, scope or area restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

           1.1.2     Assumption of Liabilities.
           (a) Except as provided in Section 2.5 of this Agreement, the Purchased Assets shall be sold and conveyed to Buyer free and clear of all liabilities, obligations, liens, security interests and encumbrances, except that Buyer will, and hereby does, assume the obligations of Seller for accounts payable and notes payable, billings in excess of cost and other accrued expenses existing as of the Balance Sheet Date as well as those obligations of Seller arising after the closing Date under leases and contracts assigned to Buyer, the details of which leases and contracts are set forth on Schedules.
           (b) Seller will pay all of its own payroll, salary, commissions, payroll taxes, or other taxes accrued through the Balance Sheet Date and the same shall not be assumed by Buyer.
           (c) Buyer expressly covenants and agrees that, from and after the Balance Sheet Date, Buyer shall timely perform to completion the obligations assumed hereunder in accordance with the terms thereof. Without limiting the generality of the preceding sentence, with respect to any project contracts conveyed to Buyer and assumed by Buyer hereunder, Buyer expressly covenants and agrees that it shall timely perform and complete such project contracts in a good and workmanlike manner and in accordance with their respective plans and specifications; provided, however, that Buyer shall not be liable for any defect in the structural, engineering or architectural design shop drawings, manufacture, delivery or erection of any project assumed and completed by Buyer that is a result of plans and specifications (incorporating such defect) that were provided by, completed, used or approved by Seller or its agents. The assumption of responsibility to complete any such contract is contingent upon receiving the project in time to complete the same timely and in a good workmanlike manner and contingent upon the condition of the projects as received. The work done to the date of transfer must not contain any defects requiring remedy, or causing delay of the project beyond its scheduled completion date. The


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status of each project transferred (including the percentage of completion)
shall be a fact to be determined in good faith between the parties and subject to clarification of the reason that any project is not so completed. Buyer shall not be responsible for product liabilities, tort or contractual claims, taxes of Seller, any liabilities of Seller regarding litigation, warranty liabilities, workers' compensation claims or other claims at law or equity relating to or arising from the business conducted by Seller prior to the Balance Sheet Date, whether or not such litigation, proceeding or claim is pending, threatened or asserted before, on or after the Balance Sheet Date. The assumption of liabilities shall be limited to those liabilities described by Seller on Schedules, to be adjusted through the Balance Sheet Date to reflect liabilities incurred in the ordinary course of business, such adjusted Schedule to be delivered within thirty (30) days following the Closing.
           1.1.3 Collection and Remittance of Accounts Receivable. After the Balance Sheet Date, Seller shall cooperate with and assist Buyer in the collection of accounts receivable transferred and assigned to Buyer hereunder as Buyer may from time to time reasonably request. To the extent that Seller receives any payments toward such assigned accounts receivable after the Balance Sheet Date (but prior to the reassignment of any such accounts receivable back to Seller, Seller shall promptly endorse (if necessary) and remit such payments to Buyer. Such cooperation and assistance by Seller to Buyer in the collection of accounts receivable shall not extend to the retention of counsel or any collection agency, nor to the institution of litigation.
           Buyer shall provide Seller with a monthly written accounting report of all amounts collected or received by Buyer with respect to accounts receivable assigned to Buyer as part of the Purchased Assets. Buyer shall employ its ordinary and customary collection procedures in connection with the collection of the accounts receivable assigned to Buyer hereunder; provided, however, that Buyer shall not be required to institute litigation, to file liens or to take any other legal action in connection with the collection of such accounts receivable. Notwithstanding any provision contained in this Agreement to the contrary, if, prior to the Balance Sheet Date, Buyer collects or receives (or has collected or received) any amounts attributable to the accounts receivable of Seller, Buyer shall immediately remit to Seller any and all such amounts collected prior to the Balance Sheet Date and all such amounts shall be deemed and treated as though such amounts were collected by Seller prior to the Balance Sheet Date.
            Costs of collection of any account shall be borne by Seller and Buyer in proportion to the benefit received by each.

            1.2 Consideration. In consideration of Seller's performance of this Agreement and the transfer and delivery of the Purchased Assets to Buyer, the total consideration paid by Buyer to Seller hereunder (the "Purchase Price") shall be Three Hundred Fifty Thousand Dollars ($350,000.00), payable in cash and/or Metwood, Inc. common stock, at Metwood's option, to Ronald B. Shiflett (75%) and Sean C. Goldsmith (25%). Any shares of Metwood, Inc. common stock shall be issued on a restrictive and investment basis as follows:
            (a) Metwood, Inc. has the option to repurchase any or all of the shares issued set forth in 1.2 above at a price to be negotiated on or before December 31, 2002.
           1.3 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held in the offices of John F. Hanzel, P.A., at 1:00 p.m. Eastern time on June 10, 2002, or at such later time and place as shall be mutually agreed upon by the parties (the "Closing Date"). At the Closing, each party shall execute and deliver to the other party such instruments of conveyance or assumption as may be required by this Agreement and which shall be in form and substance satisfactory to the other party and its counsel.

              ARTICLE 2. Representations and Warranties of Seller.

           Seller represents and warrants as follows:
           2.1 Incorporation. Seller is a professional corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Seller is duly licensed or qualified to do business and is in good standing and authorized to do business in the Commonwealth of Virginia. There is no other jurisdiction in which Seller has any facility or office included in the Purchased Assets by reason of which such licensing or qualification is otherwise required. Seller has full corporate power to carry on the business of Seller as such business is now being conducted, to own and operate the Purchased Assets, and to enter into and complete the transactions contemplated by this Agreement.
           2.2 Financials. Seller has delivered to Buyer copies of the balance sheets and income statements of Seller pertaining to Seller as of and for the fiscal year ended December 31, 2001. All such financial statements


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present fairly the financial position of Seller in accordance with the books and records regularly maintained by Seller with respect to Seller. All such financial statements fairly present (a) the assets and liabilities of Seller as at the Balance Sheet Date and (b) the revenues and expenses of Seller for the fiscal period ended on such date. All financial statements have been and will be prepared in accordance with generally accepted accounting principles consistently applied.
           2.3 Business Since the Balance Sheet Date. From the Balance Sheet Date through the Closing Date, the business of Seller has been conducted in substantially the same manner as it was before the Balance Sheet Date. Since the Balance Sheet Date, there has been no material adverse change in the business condition (financial or otherwise) or results of operations of Seller, except as disclosed in writing to Buyer on Schedule 7.
           2.4 Condition and Adequacy of Assets. The Purchased Assets are all assets necessary and sufficient for the operation of Seller in the manner heretofore conducted by Seller; provided, however, that the Purchased Assets transferred to Buyer by Seller pursuant to this Agreement are sold "AS-IS, WHERE-IS." Except as otherwise disclosed to Buyer in writing at the Closing, the tangible assets included in the Purchased Assets, including without limitation any real property improvements, are in good operating condition and repair, reasonable wear and tear in ordinary usage excepted, and are adequate and suitable in accordance with general industry practices for the purposes for which they are currently used and intended to be used.
           2.4.1 Capitalization and Repair. Since the Balance Sheet Date through the Closing Date, the normal policies of capitalization of asset repair versus expensing of repair have been and will be followed. Attached hereto as Schedule 8 is a complete list of all capitalization items in excess of $10,000.00 occurring since the Balance Sheet Date.
           2.4.2 Inventory. The inventory (raw materials, work in process and finished goods) reflected on the Balance Sheet Date was computed in accordance with generally accepted accounting principles, consistently applied. The inventory to be reflected on the Closing Balance Sheet will consist of items that are good and merchantable and of a quality presently usable or saleable in the ordinary course of business, and will not contain obsolete, damaged, defective, or excess inventory or items not saleable or usable.
           2.4.3 Accounts Receivable. Accounts receivable reflected on the balance sheet at the Balance Sheet Date shall include only receivables arising from bona fide sales of merchandise or services arising in the ordinary course of business. The collectibility of all such accounts receivable is guaranteed.
            2.4.4 Accounts Payable. The accounts payable reflected on the balance sheet at the Balance Sheet Date shall include only obligations incurred by Seller in the ordinary course of business of Seller.
           2.4.5 Absence of Undisclosed Liabilities. Except as and to the extent disclosed on the balance sheet at the Balance Sheet Date in this Agreement or in the Schedules attached hereto, and except for liabilities which have been or will be incurred in the ordinary course of business of Seller, Seller has not incurred and will not incur any liabilities or obligations (including, but not limited to, job back-charges or losses), secured or unsecured (whether absolute, contingent or otherwise), arising out of any transaction, event or state of facts occurring or accruing on or prior to the Closing Date.
           2.5 Title to Real Property, etc. Seller has, or as of the Closing Date Seller will have, good and marketable title to all the real property to be transferred to Buyer hereunder, free and clear of all mortgages, security interests, liens, claims, charges or encumbrances of any nature whatsoever, except for real property taxes not yet due and payable, and except as otherwise disclosed in Schedule 2 to this Agreement, none of which exceptions adversely affects the marketability of title or the use of such property in the manner currently used by Seller. Schedule 2 to this Agreement contains descriptions of all the real properties owned or leased by Seller with respect to Seller and all improvements thereon, legal descriptions thereof, all liens, mortgages, encumbrances and easements thereon (except those, if any, that do not affect the full use and enjoyment of such real properties for their full use and enjoyment of such real properties for their intended purposes), leases, licenses or other rights to possession thereof, and a description of any policies insuring title thereto including the amount thereof (copies of which will be furnished to Buyer prior to the Closing). To the best knowledge of Seller, the leases referred to in Schedule 2 are valid, binding and enforceable in accordance with their terms, and (i) no landlord or tenant is in default thereunder, and (ii) there are no offsets or defenses by either landlord or tenant against the other. Except as described in Schedule 2, the assignment to Buyer of any lease to which Seller is a party as tenant will not permit the landlord to accelerate the rent, cause the lease terms to be renegotiated or constitute a default under the lease, and will not require the consent of any such landlord to the assignment of such lease. Except as described in Schedule 2, there are no amendments or changes to any real property lease


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referred to in Schedule 2 that would affect the full use and enjoyment of the leasehold premises, access, parking and use of common areas as provided in the lease, and Seller is not in default under any such lease. The Purchased Assets include all the furniture and equipment located in the structures referred to in Schedule 2. All other assets and property included in the Purchased Assets are, and on the Closing Date will be, in each case free and clear of all security interests, mortgages, pledges, liens, conditional sales agreements, leases, claims, encumbrances or charges of any nature whatsoever, except as expressly stated in Schedule 2. To the best knowledge of Seller, all of the above-described real estate, structures and appurtenances comply with all applicable ordinances and regulations and building, zoning or other laws in all respects necessary to conduct the business of Seller as such business presently is being conducted.
           2.6       Contracts.
           (a) Schedule 3 contains a complete list of all contracts, agreements and understandings that are necessary to the conduct of the business of Seller as currently conducted by Seller and which are expressly assumed by Buyer pursuant to Subsection 1.1.1(d) hereof. Provided that any requisite consent to the assignment thereof to Buyer has been obtained, each of the contracts and leases constituting part of the Purchased Assets that is in effect on the Balance Sheet Date and is assigned to and assumed by Buyer on the Balance Sheet Date will be valid and in full force and effect and there will be at that time no default by either party thereto in existence and continuing with respect thereto. To the best knowledge of Seller, no facts exist which, with the passage of time or the giving of notice or both, will constitute an event of default thereunder. All project contracts of Seller for the design, engineering, manufacture and/or erection (as described in Schedule 3 hereof) in progress as of the Balance Sheet Date have been performed, and through the Closing Date will be performed, by Seller in a good and workmanlike manner and in accordance with their respective plans and specifications, which plans and specifications were accurate, complete and appropriate for each project. Seller has provided, or by the Balance Sheet Date will provide, Buyer with true and complete copies of all of the contracts and leases listed in Schedules 2 and 3 and of the payroll list of Seller as of December 31, 2001.
           (b) In the event that any requisite consent to the transfer of any contract hereunder cannot be obtained, any contract for products or services normally performed by Seller shall be serviced and completed by Buyer as a subcontractor in the name of Seller with the profit or loss thereon to be deemed the profit or loss of Buyer. The completion of any such contract under the auspices of or in the name of Seller shall be without additional consideration to Seller. The representations and warranties of Seller herein with respect to the absence of any default under any contract assumed by Buyer hereunder shall not apply to a default caused by the assignment to Buyer of any contract hereunder without the requisite consent to the transfer thereof.
           2.7 Trademarks, etc. Schedule 4 to this Agreement sets forth as of the date hereof a correct and complete list of, and on the Closing Date will be updated to show as of that date a correct and complete list of, all trademarks and service marks included in the Purchased Assets, all of which are valid, in good standing and, to the best knowledge of Seller, uncontested. The list set forth in Schedule 4 constitutes a complete list of all such trademarks and service marks that are necessary to, and currently used in the business of Seller as currently conducted in connection with Seller. Seller is duly authorized by means of rights, licenses or other authority, to use all service marks, trademarks and trade names necessary to conduct the business of Seller, as presently conducted or presently proposed to be conducted by Seller; Seller has not received any notice with respect to any alleged infringement or unlawful or improper use of any trademark, service mark, trade name or other intangible property right owned or alleged to be owned by others and used in connection with Division. No director, officer or employee of Seller has any interest in any asset or right listed on Schedule 4, all of which are free and clear of any lien, security interest, claim or encumbrance of any kind. Seller has not granted any outstanding licenses or other rights to any asset or right listed in
Schedule 4, except as otherwise disclosed on Schedule 4, and Seller has no knowledge of any infringement of any such asset or right. Seller owns no patents in connection with Seller.
           2.8 Litigation. Except as set forth on Schedule 9: (i) Seller with respect to Seller has not been operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, foreign or domestic; (ii) Seller has not received any inquiry, written or oral, from any federal, state or local agency concerning any of the operations or business of Seller during the 12-month period prior to the date of this Agreement which could be expected to have a material adverse effect on the operations of Seller; and (iii) there is no litigation pending by or against, or to Seller's knowledge threatened against, Seller relating to or affecting any of the Purchased Assets, or the business of Seller or any products of Seller.


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           2.9 Compliance with Laws. Seller, with respect to Seller, has substantially complied with all laws, regulations and orders applicable to it, and the current uses by Seller of the Purchased Assets do not violate any such laws, regulations or orders.
           2.10 No Violation. Neither the execution and delivery by Seller of this Agreement nor the consummation by Seller of the transactions contemplated hereby is an event which, of itself or with the giving of notice or the passage of time or both, constitutes a violation of or will conflict with or result in any material breach of or any default under, the terms, conditions or provisions of any judgment, law or regulation to which Seller or the Purchased Assets are subject, or of Seller's Charter or bylaws, or of any agreement or instrument to which Seller is a party or by which it is bound (except for any default arising as a result of Seller's assignment of certain contracts to Buyer without the written consent of the other party to each such contract, where required to effect such assignment), or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the Purchased Assets, other than as specifically created or contemplated by this Agreement or any instrument delivered or executed in connection herewith.
           2.11 Changes. Except as shown on Schedule 6 to this Agreement, since the Balance Sheet Date, Seller has not, with respect to Seller:
           2.11.1 mortgaged, pledged or subjected to lien or any other encumbrance, any of the Purchased Assets;
           2.11.2 sold or transferred any of the Purchased Assets, except in the ordinary course of business;
           2.11.3 increased the compensation payable or to become payable to Seller's employees or agents, except for normal increases in compensation consistent with the payroll practices of Seller in prior years and Seller shall have notified Buyer prior to Closing of the amount of any such increase;
           2.11.4 suffered any material damage, destruction or loss not covered by insurance or the acquisition, condemnation or taking of property by any governmental authority;
           2.11.5 experienced any work stoppage; 2.11.6 experienced any materially adverse change; or 2.11.7 lost any material contracts.
           2.12 Brokers. There is no broker or finder or other person who would have any valid claim against any of the parties to this Agreement for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by Seller. Seller shall be solely responsible for the payment of any such commission or brokerage fee.
           2.13 Employee Relations. Except as shown on Schedule 9, there are no labor disputes or proceedings pending or, to the best knowledge of Seller, threatened between Seller and any of the employees of Seller and Seller has no collective bargaining units representing any of the employees of Seller.
           2.14 Corporate Action. All corporate actions and proceedings necessary to be taken by or on the part of Seller in connection with the transactions contemplated by this Agreement and necessary to make the same effective have been duly and validly taken, or will have been taken on or before the Closing Date, and this Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes a valid and binding agreement, enforceable in accordance with and subject to its terms, except as limited by
(i) bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditors' rights or contractual obligations generally and (ii) general principles of equity (whether the enforceability of this Agreement is considered in a proceeding in equity or at law).
           2.15 Instruments of Conveyance; Good Title. The instruments to be executed by Seller and delivered to Buyer at the Closing, conveying the Purchased Assets to Buyer, will transfer good and marketable title to the Purchased Assets, free and clear of all liabilities, obligations, liens and encumbrances, except those obligations referred to in the first paragraph of Subsection 1.1.3 hereof, including the Schedules delivered thereunder.
           2.16 Accounts Receivable. Seller has no reason to believe that any specific account receivable (including any retainage) included in the Purchased Assets is not good and collectible in the normal course of business or that any accounts receivable that prove to be uncollectible, in the aggregate, exceed Seller's reserve for doubtful accounts.
           2.17 Pension and Other Employee Plans and Agreements. Seller has no "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code of 1986, as amended, with respect to any pension plan or other employee benefit plan. Seller expressly acknowledges and agrees that Buyer shall neither assume nor bear any responsibility for any pension plan or other employee benefit plan of Seller.


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           2.18 Taxes. Seller has properly and accurately completed and duly filed in correct form with the appropriate United States, state and local governmental agencies and with the appropriate foreign countries and political subdivisions thereof, all tax returns and reports required to be filed; such returns and reports are accurate and complete; and Seller has paid in full or made adequate provisions on its financial statements for all taxes, interest, penalties, assessments or deficiencies shown to be due on such tax returns and reports or claimed to be due by any taxing authority or otherwise due and owing, including, without limitation, those due in respect of properties, income, franchises, licenses, sales and payrolls. Seller has made all payments of estimated income tax due through the date hereof and all withholdings of tax required to be made under all applicable United States, state and local tax regulations and such withholdings have either been paid to the respective governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of Seller. Estimated income taxes that are not yet due to be paid to the Internal Revenue Service or any state or local taxing authority have been accrued, reserved against and entered upon the books of Seller. Seller has not executed or filed with the Internal Revenue Service or any other taxing authority, domestic or foreign, any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes. Seller is not a party to any pending action or proceeding, nor, to the best knowledge of Seller, is any such action or proceeding threatened, by any governmental authority for assessment or collection of taxes and no claim for assessment or collection of taxes has been asserted against Seller, nor has Seller been notified by any governmental authority that an audit or review of any tax matter is contemplated. To the best knowledge of Seller, no state of facts presently exists with respect to Seller or Seller that would constitute grounds for the assessment by the federal government or any foreign, state or local taxing authority of any tax liability with respect to any period ended prior to the date hereof. There are no tax liens (other than liens for taxes for current and subsequent years which are not yet due and delinquent) upon any properties or assets of Seller, whether real, personal or fixed, tangible or intangible.
           2.19      Environmental Matters.
           (a) The Real Property and its existing and prior uses comply and have at all times complied with, and Seller is not in violation of, and has not violated, in connection with the ownership, use, maintenance or operation of the Real Property and the conduct of the business related thereto, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses and permits of all governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation, (i) the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Toxic Substances Control Act (and any amendments or extensions thereof), and (ii) all other applicable environmental requirements.
           (b) Without limiting the generality of Subsection 2.19(a), Seller (i) has operated the Real Property and has at all times received, handled, used, stored, treated, shipped and disposed of all hazardous substances, petroleum products and wastes in compliance with all applicable environmental, health or safety statutes, ordinances, orders, rules, regulations or requirements, and
(ii) has removed from and off the Real Property all hazardous substances, petroleum products and wastes and any contamination on or to the Real Property resulting therefrom.
           (c) There are no statutes, orders, rules or regulations relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Real Property, nor has Seller received any notice of any of the same.
           (d) No hazardous or toxic materials, substances, pollutants, contaminants or wastes have been released into the environment, or deposited, discharged, placed, recycled or disposed of at, on or near the Real Property, nor has the Real Property been used at any time by any person as a landfill or waste disposal site.
           (e) (i) No notices of any violation of any of the matters referred to in Subsections 2.19(a) through 2.19(d) relating to the Real Property or its use have been received by Seller, and (ii) there are no writs, injunctions, decrees, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, to the best knowledge of Seller, relating to the ownership, use, maintenance or operation of the Real Property, nor, to the best knowledge of Seller, is there any basis for such lawsuits, claims, proceedings or investigations being instituted or filed.

               ARTICLE 3. Representations and Warranties of Buyer.

           Buyer represents and warrants as follows:
           3.1 Incorporation. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.
           3.2 No Violation. Neither the execution and delivery of this Agreement, nor the execution and delivery of any agreement executed in connection with this Agreement, nor the consummation of the purchase of the Purchased Assets, nor the assumption of any liabilities pursuant to this Agreement is an event which, of itself or with the giving of notice or the passage of time or both, constitutes a violation of or will conflict with or result in any breach of or default under, the terms, conditions or provisions of, any judgment, law or regulation, or Buyer's articles of incorporation or bylaws, or any agreement or instrument to which Buyer is a party or by which it is bound.
           3.3 Corporate Action. All corporate actions and proceedings necessary to be taken by or on the part of Buyer in connection with the transactions contemplated by this Agreement and necessary to make the same effective have been duly and validly taken, or will have been taken on or before the Closing Date, and this Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes its valid and binding agreement, enforceable in accordance with and subject to its terms, except as limited by (i) bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditors' rights or contractual obligations generally and (ii) general principles of equity (whether the enforceability of this Agreement is considered in a proceeding in equity or at law).
           3.4 Brokers. There is no broker or finder or other person who would have any valid claim against Buyer for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by Buyer.
           3.5 Litigation. There is no governmental investigation or any action, suit, proceeding, claim or development pending or, to Buyer's best knowledge, threatened or any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, foreign or domestic, which, in reasonable likelihood, might adversely affect the ability of Buyer to perform its obligations under this Agreement.
           3.6 Inspection. Buyer has inspected and approved: (i) all leases listed in Schedule 2, (ii) the physical and operating condition of the Purchased Assets and (iii) all financial statements, operating profit analyses and other data relating to the operation of Seller that were delivered to Buyer pursuant to Section 2.2 hereof. Buyer has advised Seller of those contracts deemed "material." No inspection, however, shall be deemed a waiver of representations, covenants or warranties of Seller hereunder.

                         ARTICLE 4. Covenants of Seller.

           Seller covenants and agrees that:
           4.1 Access to Facilities, Files and Records. At the reasonable request of Buyer, Seller shall from time to time give or cause to be given to the officers, employees, accountants, counsel and authorized representatives of Buyer (i) full access during normal business hours, for purposes of inspection, to all facilities, property, accounts, books, minute books, deeds, title papers, insurance policies, licenses, agreements, contracts, tax returns, records and files of every character (including those in the possession or custody of Seller's certified public accountants), equipment, machinery, fixtures, furniture, vehicles, notes and accounts payable and receivable and inventories related to Seller, (ii) all such other information concerning the business or affairs of Seller, as Buyer may reasonably request and (iii) access to the certified public accountants of Seller.
           4.2 Consents. Seller will use its best efforts to obtain or cause to be obtained consents to the assignment to or assumption by Buyer of all licenses, leases, and other contracts and instruments and rights of Seller included in the Purchased Assets that require the consent of any third party by reason of the transactions provided for in this Agreement. Seller shall cause such consents to be in recordable form if requested by Buyer or if necessary to render such assignment effective. If consent or approval is not obtained with respect to any contracts on Schedule 2 or 3 to this Agreement, then Seller will cooperate with Buyer in any reasonable arrangement necessary or desirable to provide to Buyer after the Balance Sheet Date the benefits under such contracts, including, at Buyer's expense, enforcement for the benefit of Buyer of any and all rights of Seller against third parties, all as set forth in Subsections 2.6
(a) and (b).

           4.3 Corporate Action. Subject to the provisions of this Agreement, Seller will take all necessary corporate and other action required of it to carry out the transactions contemplated by this Agreement.
           4.4 Consummation of Agreement. Seller shall fulfill and timely perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the transactions contemplated by this Agreement to be fully carried out.

                         ARTICLE 5. Covenants of Buyer.

           Buyer covenants and agrees that:
           5.1 Corporate Action. Subject to the provisions of this Agreement, Buyer will take all necessary corporate and other action required of it to carry out the transactions contemplated by this Agreement and any agreement executed in connection herewith.
           5.2 Consummation of Agreement. Buyer shall fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the transactions contemplated by this Agreement to be fully carried out. Buyer will assist Seller in obtaining any necessary or desired consents from third parties for the assignment to Buyer of any license, lease, contract or instrument required to be assigned pursuant to this Agreement.

               ARTICLE 6. Conditions to the Obligations of Seller.

           The obligations of Seller under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or on the Closing Date:
           6.1       Representations, Warranties, Covenants.
           6.1.1 Each of the representations and warranties of Buyer contained in this Agreement and in any agreement, statement, certificate, schedule or other document delivered by Buyer pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and accurate as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and accurate; and
           6.1.2 Buyer shall have delivered to Seller a certificate of an officer of Buyer, dated the Closing Date, certifying to the fulfillment of the condition set forth in Section 6.1.1.
           6.2 Proceedings. (a) No action or proceeding shall have been instituted before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of this Agreement which, in the reasonable opinion of Seller, may reasonably be expected to result in a preliminary or permanent injunction against such consummation; and (b) neither of the parties to this Agreement shall have received written notice from any governmental body of (i) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation into the consummation of this Agreement or (ii) the actual commencement of such an investigation.
           In the event such a notice of intention is received or such an investigation is commenced, this Agreement may not be abandoned by Seller for a period of ninety (90) days from the date of such notice of intention or notice of commencement, but the Closing shall be delayed during such period. This Agreement may be abandoned after the expiration of such 90-day period if, in the reasonable opinion of Seller, there is a likely probability that an investigation will result in an action or proceeding of the type described in clause (a) of this Section 6.2.
           6.3 Opinion of Counsel. Seller shall have received an opinion of John
F. Hanzel, P.A., counsel to Buyer, dated the Closing Date, in form and substance satisfactory to Seller and its counsel that:
           6.3.1 Buyer is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has full corporate power and authority to carry on its business as now conducted and to own and operate the property and assets owned and operated by it;
           6.3.2 All necessary corporate proceedings required by Buyer to effect the execution, delivery and performance of this Agreement and all related documents in the consummation of the transactions contemplated hereby have been taken;
           6.3.3 The Agreement and all other related documents delivered to Seller by Buyer constitute the legal, binding and enforceable obligations of Buyer, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar acts affecting the enforcement of creditors' rights or contractual obligations generally, and general principles of equity;
           6.3.4 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not conflict with the terms of any agreement or instrument to which Buyer is a party or is otherwise bound or with any statute, governmental regulation, judgment or, injunction or decree; and
           6.3.5 To the best knowledge of counsel for Buyer, there is no pending or threatened litigation, investigation, administrative proceeding or claim against Buyer that will or, in reasonable likelihood, may prevent or delay the consummation by Buyer of this Agreement or the transactions contemplated herein.

               ARTICLE 7. Conditions to the Obligations of Buyer.

           The obligations of Buyer under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or on the Closing Date, or on the date specified.
           7.1       Representations, Warranties, Covenants.
           7.1.1 Each of the representations, warranties and covenants of Seller contained in this Agreement and in any agreement, statement, deed, certificate, schedule or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, shall have been true and accurate as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and accurate; and
           7.1.2 Seller shall have delivered to Buyer a certificate of an officer of Seller, dated the Closing Date, certifying to the fulfillment of the condition set forth in Section 7.1.1.
           7.2 Proceedings. No action or proceeding shall have been instituted and be pending against Seller that in the reasonable opinion of Buyer could be expected to have a material and adverse effect on the business of Seller prior to or following the Closing Date. In addition: (a) no action or proceeding shall have been instituted before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of this Agreement which, in the reasonable opinion of Buyer, may reasonably be expected to result in a preliminary or permanent injunction against such consummation; and (b) neither of the parties to this Agreement shall have received written notice from any governmental body of (i) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation into the consummation of this Agreement or (ii) the actual commencement of such an investigation. Seller shall give notice to Buyer of any such intent, investigation or inquiry promptly upon Seller's receipt of notice of its occurrence.
           In the event such a notice of intention is received or such an investigation is commenced, this Agreement may not be abandoned by Buyer for a period of ninety (90) days from the date of such notice of intention or notice of commencement, but the Closing shall be delayed during such period. This Agreement may be abandoned after the expiration of such 90-day period if, in the reasonable opinion of Buyer, there is a likely probability that an investigation will result in an action or proceeding of the type described in clause (a) of this Section 7.2.
           7.3 Opinion of Counsel. Buyer shall have received an opinion of Arthur P. Strickland, P.C., counsel to Seller, dated the Closing Date, that:
           7.3.1 Seller is a professional corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has full corporate power and authority to carry on the business of Seller as now conducted and to own and operate the Purchased Assets owned and operated by it;
           7.3.2 All necessary corporate proceedings required by Seller to effect the execution, delivery and performance of this Agreement and all related documents in the consummation of the transactions contemplated hereby have been taken;
           7.3.3 The Agreement and all other related documents delivered to Buyer by Seller constitute the legal, binding and enforceable obligations of Seller, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar acts affecting the enforcement of creditors' rights or contractual obligations generally, and subject to general principles of equity, and subject to the further qualification that, although noncompete agreements are generally enforceable under the laws of the Commonwealth of Virginia, no opinion is expressed with respect to whether the noncompete agreement set forth in the Agreement will in fact be enforced;

           7.3.4 Except as disclosed in the Agreement, including the Schedules thereto, all consents or agreements of any kind which are required for the legally effective and valid sale, transfer, assignment and delivery of the Purchased Assets to Buyer by Seller and the consummation of the other transactions contemplated herein have been obtained;
           7.3.5 Except as disclosed in the Agreement, including the Schedules thereto, the execution, delivery and performance of this Agreement and the consummation of the contracts contemplated hereby do not conflict with the terms of any agreement or instrument to which Seller is a party or is otherwise bound or with any statute, governmental regulation, judgment, injunction or decree; and
           7.3.6 To the best knowledge of counsel for Seller, there is no pending or threatened litigation, investigation, administrative proceeding or claim against Seller that will, or in reasonable likelihood may, prevent or delay the consummation by Seller of this Agreement or the transactions contemplated herein.
           7.4 Consents. Seller shall have obtained, prior to the Closing Date, consents from third parties with respect to the assignment of contracts on
Schedule 2 or 3 to this Agreement. This condition to Buyer's obligations under this Agreement shall be deemed to have been satisfied if, with respect to any contract for which Seller is unable to obtain consent from any such third party, Seller is able to provide by any reasonable arrangement to Buyer after the Closing Date the benefits under such contracts, including, at Buyer's expense, enforcement for the benefit of Buyer of any and all rights of Seller against third parties.
           7.5 Damage to the Purchased Assets. The Purchased Assets shall not have suffered material damage on account of fire, explosion or other cause of any nature that is sufficient to prevent or materially impair the normal operation of any of Seller operations in any of the three (3) locations for a period of more than three (3) consecutive business days and which shall not have been repaired as of the Closing Date; provided, however, that if Buyer elects to waive the condition set forth in this Section 7.5 and consummate the Closing, then Buyer shall be entitled to collect and receive on behalf of Seller the proceeds of any insurance payable to Seller on account of such damage that have not been applied to the repair thereof.
           7.6 Good Standing Certificates. Seller shall have delivered to Buyer certificates of good standing of Seller issued by the State Corporation Commission of Virginia and any other state in which Seller would cause the Seller to obtain a certificate of authority to conduct business within such states.
           7.7 Allocation of Purchase Price. The allocation of the Purchase Price for the Purchased Assets after inspection of all of the properties shall be made in a manner satisfactory to Buyer. The execution of a document at Closing so allocating the Purchase Price as specified by Buyer shall be agreed to by Seller, so that all matters are handled on both sides of the transaction in an identical fashion. This shall be a condition precedent to Closing. If post-Closing adjustments require additional supplemental undertakings or the execution of addition allocation documents, each party's obligation to execute the same shall survive the Closing.
           7.8 No Liability for Employee Retirement or Other Benefits. Buyer shall not be required to assume any obligation with regard to vacation, including accrued vacation (if any), or any employee pension, profit sharing, insurance, bonus plans or other benefit plans. Buyer will not be required to assume any liability (past or future) in connection with any such plans, all of which shall be terminated as of the Balance Sheet Date without liability to Buyer. Any and all such obligations of Seller (including but not limited to the payment of profit sharing or bonus accruals at locations qualifying, in accordance with past practices) will be computed as of the Balance Sheet Date and shall be paid or otherwise fulfilled within sixty (60) days following the Closing Date.
           7.9 No Material Adverse Changes. Since the Balance Sheet Date there will have been no material adverse change in the business condition (financial or otherwise) or results of operations of Seller, except as disclosed in writing to Buyer on Schedule 7.

                           ARTICLE 8. Indemnification.

           8.1 Indemnification of Buyer. Seller hereby expressly indemnifies and holds Buyer harmless from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities including, without limiting the generality of the foregoing, liabilities for attorneys' fees (such items hereinafter collectively referred to as "Loss and Expense"), suffered, directly or indirectly, by Buyer by reason of, or arising out of, (i) any breach of any representation or warranty made by Seller pursuant to this Agreement, (ii) any failure by Seller to perform or fulfill any of its covenants or agreements set forth in this Agreement or any agreement executed in connection with this Agreement, or (iii) any litigation, proceeding or claim (including any claim for warranty repairs) by any third party, insofar as any of the foregoing relate in any way to the business or operations of Seller on or prior to the Closing Date, provided, however, that Seller does not indemnify Buyer for any Loss and Expense arising from Buyer's own misconduct or gross negligence.
           8.1.1 Environmental Matters. Within sixty (60) days after the Closing Date, Buyer shall cause an environmental inspection and audit of the Real Property (the "Audit") to be performed by an independent qualified environmental consultant (the "Consultant") approved in writing by Seller in its sole discretion. Buyer and Seller shall share equally in the cost and expense of such Audit. If the Audit reveals any matters which would be in violation of Seller's representations and warranties contained in Section 2.19 hereof or which would result in indemnification pursuant to Section 8.1.2 hereof, Seller shall, at its sole cost and expense, remedy such items within 180 days after completion of the Audit to the satisfaction of Buyer and in accordance with the orders and directives of all federal, state and local governmental authorities. To the extent that Seller must perform any remedial work pursuant to this Section after the Closing, Buyer shall grant Seller and its contractors and Consultants reasonable access to the Real Property, without cost, in order to perform such work.
           8.1.2 Notwithstanding the Closing and subject to the provisions hereof, the following provisions shall apply to any claim, liability or obligation asserted by any third party or required by federal, state or local laws, ordinances, orders, regulations or governmental authority, which claim, liability or obligation results from, relates to or arises out of a violation of Seller's representations and warranties contained in Section 2.19 hereof or the ownership of or operations associated with the Real Property.
           Seller shall indemnify, defend and hold Buyer, its employees, agents, officers and directors harmless from and against any claim, liability or obligation asserted by any third party or required by federal, state or local laws, ordinances, orders, regulations or governmental authority (including, without limitation, reasonable attorneys' fees and other costs, interest and expenses incident to any suit, action, investigation or other proceeding) that Buyer shall incur or suffer which results from, relates to, or arises out of:
           (a) Any violation of the representations and warranties of Seller contained in Section 2.19 hereof;
            (b) Any emission, storage, disposal, dispersal, discharge, release, leak, escape, migration, or concentration of any (i) solid, liquid or gaseous material, (ii) effluent or pollutant or (iii) "hazardous substance" as that term is defined in the Federal Comprehensive Environmental Response Compensation and Liability Act, 42 U. S. C. ss. 9601 et seq., the regulations promulgated from time to time thereunder, environmental laws administered by the United States Environmental Protection Agency and similar laws and regulations of the Commonwealth of Virginia ("Hazardous Substance") and any personal injury (including wrongful death) or property damage relating to, resulting from or arising therefrom during the period Seller was in exclusive possession of the Real Property and exclusive possession of any lease or easement real estate connected thereunto or arising from or a result of any condition created during the period Seller was in exclusive possession of the Real Property and exclusive possession of any lease or easement real estate;
           (c) Any use or misuse of any product produced during the period Seller was in exclusive possession of the Real Property and exclusive possession of any lease or easement real estate; and
           (d) These indemnifications shall apply to all claims relating to, resulting from or arising out of activities conducted in or on any of the Real Property prior to the Closing.
           8.1.3
           (a) Buyer shall indemnify, defend and hold Seller harmless from and against any claim, liability or obligation asserted by any third party or required by federal, state or local laws, ordinances, orders, regulations or governmental authority (including, without limitation, reasonable attorneys' fees and other costs, interest and expenses incident to any suit, action, investigation or other proceeding) that Seller shall incur or suffer, which results from, or relates to or arises out of any condition created by Buyer after the Closing, or any conduct, act, omission, occurrence, event or transaction which takes place during the period Buyer shall be in possession of the Real Property after the Closing Date;
           (b) The claims, liabilities and obligations described in Subsection 8.1.3(a) shall include, without limitation, any claim, liability or obligation, regardless of fault, arising from or a result of:
           (1) Any emission, storage, disposal, dispersal, discharge, release, leak, escape or concentration of (i) any solid, liquid, or gaseous material,
(ii) any effluent or pollutant, or (iii) any Hazardous Substance during the period Buyer shall be in possession of the Real Property, other than any emission, dispersal, discharge, release, leak, escape or concentration arising from or a result of a condition created prior to the period Buyer shall be in possession of the Real Property; and

           (2) Any use or misuse of any product produced during the period Buyer shall be in possession of the Real Property.

           8.2 Indemnification of Seller. Buyer hereby expressly indemnifies and holds Seller harmless from and against any and all Loss and Expense suffered, directly or indirectly, by Seller by reason of, or arising out of, (i) any breach of any representation or warranty made by Buyer pursuant to this Agreement, (ii) any failure by Buyer to perform or fulfill any of its covenants or agreements set forth in this Agreement or any agreement executed in connection herewith or any obligations assumed by Buyer pursuant hereto, or
(iii) any litigation, proceeding or claim (including any claim for warranty repairs) by any third party relating to the business or operations of Seller after the Balance Sheet Date, provided, however, that buyer does not indemnify Seller for any Loss and Expense arising from Seller's own misconduct or gross negligence.
           8.3 Notice of Claims. If either Seller or Buyer believes that it has suffered or incurred any Loss and Expense, such party shall notify the other promptly in writing describing such Loss and Expense, the amount thereof, if known, and the method of computation of such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any action at law or suit in equity is instituted by a third party with respect to which any of the parties intends to claim any liability or expense as Loss and Expense under this Article 8, such party shall promptly notify the indemnifying party of such action or suit.
           8.4 Defense of Third-Party Claims. The indemnifying party under this
Article 8 shall have the right to conduct and control, through counsel of its own choosing, any third-party claim, action or suit, but the indemnified party may, at its election, participate in the defense of any such claim, action or suit at its sole cost and expense; provided, however, that if the indemnifying party shall fail to defend any such third-party claim, action or suit, then the indemnified party may defend, through counsel of its own choosing, such claim, action or suit and (so long as it gives the indemnifying party at least fifteen
(15) days written notice of the terms of the proposed settlement thereof and permits the indemnifying party then to undertake the defense thereof) to settle such claim, action or suit, and to recover from the indemnifying party the amount of such settlement or of any judgment and the costs and expenses of such defense. The indemnifying party shall not compromise or settle any third party claim, action or suit without the prior written consent of the indemnified party, which consent will not be unreasonably withheld or delayed.
           8.5 Parties in Interest. The provisions of this Article 8 shall be binding upon, and inure solely to the benefit of, the parties to this Agreement and their respective successors and assigns. Nothing in this Article 8 is intended to confer any right or remedy on any other party, including governmental authorities, to relieve or discharge the obligation or liability of any third party to any party to this Agreement or to give any third party any right of subrogation or action over or against any party to this Agreement.
           8.6 Minimum for Indemnification Claims. Notwithstanding any provision in Article 8 to the contrary, neither Buyer nor Seller shall be entitled to assert any claim for indemnification until such time as all claims of Buyer or Seller, as the case may be, for indemnification exceed $10,000.00 in the aggregate, at which time claims for indemnification shall be due for the entire amount of such claims. Such minimum shall not apply to Seller's obligation to engage in any environmental remediation pursuant to the Audit described in Subsection 8.1.1 above.

                 ARTICLE 9. Treatment of Employee Benefit Plans.

           9.1 Pension Plan. Seller maintains a defined benefit pension plan (the "Pension Plan"). Incident to the sale of the Purchased Assets by Seller to Buyer pursuant to this Agreement, substantially all of the employees of Seller at or with respect to Seller will become employees of Buyer on the Balance Sheet Date. Each such employee who becomes an employee of Buyer on the Balance Sheet Date is hereinafter referred to as a "Transferred Employee." A substantial number of the Transferred Employees are participants in the Pension Plan. Each Transferred Employee who is a participant in the Pension Plan immediately prior to the Balance Sheet Date is hereinafter referred to as a "Transferred Participant." The transfer of the Transferred Participants to Buyer pursuant to the sale of the Purchased Assets as contemplated by this Agreement shall be deemed a partial termination of the Pension Plan. Consequently, on the Balance Sheet Date, each Transferred Participant shall become fully vested in his accrued benefit under the Pension Plan, to the extent such accrued benefit is then funded. Subject to the requirements of the Internal Revenue Code of 1986, as amended, Seller will provide each

Transferred Participant with the option to receive a distribution of such Transferred Participant's vested accrued benefit in a lump sum as of the Balance Sheet Date (or as soon thereafter as is practicable).
           9.2 Other Employee Plans. With respect to all employee benefit plans, other than the Pension Plan, each Transferred Employee shall be treated as any other terminated employee would be treated under the terms of each such employee benefit plan.

                           ARTICLE 10. Miscellaneous.

           10.1 Expenses. Each party hereto shall bear all of its own expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, accounting and legal fees incurred in connection therewith; provided, however, that any sales or transfer taxes arising from transfer of the Purchased Assets, including any real estate transfer tax payable in connection with the transfer to Buyer of any interest in real property, shall be paid in accordance with local custom, and that ad valorem taxes shall be prorated between Seller and Buyer as of the Closing Date.
           10.2 Employee Information. Seller shall provide or cause an appropriate affiliate or designee to provide Buyer after the Balance Sheet Date with such information as Buyer may reasonably request concerning the employees of Seller in connection with the implementation of any pension, retirement or profit sharing plan or trust of Buyer or an affiliate of Buyer in which such employees may become eligible to participate; provided, however, that Seller's obligation under this paragraph shall not be more than to provide such information as Seller has on the Balance Sheet Date. Nothing in this Agreement shall constitute an obligation of Buyer to continue the employment of any employee.
           10.3 Assignments. This Agreement may be assigned by Buyer to any one or more new corporations to be formed to receive the assets of any of the subdivisions of Seller and the representations and warranties contained herein shall run to each such entity with respect to the assets and liabilities transferred thereto. Responsibility for Buyer's portion of representations and warranties shall be assumed by any such assignee of Buyer in addition to the undertakings of Buyer hereunder. Any such assignee shall be jointly and severally liable with Buyer to Seller with regard to any unpaid balance of the Purchase Price until such has been paid in full, with regard to the performance of the obligations of Buyer until such obligations have been fulfilled and with respect to the representations and warranties contained herein.
           10.4 Further Assurances. From time to time prior to, at and after the Closing Date, Seller and Buyer will execute all such instruments and take all such actions as Buyer or Seller, being advised by counsel, shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the Closing Date, the obtaining of permanent financing by Buyer, and any and all actions that may be reasonably necessary or desirable to complete the transactions contemplated hereby.
           10.5 Notices. All notices, demands and other communications that may be or are required to be given hereunder or with respect hereto shall be in writing, shall be given either by personal delivery or by certified mail, return receipt requested, or by telegraph, and shall be deemed to have been given or made when personally delivered, three (3) days after the date such notice is deposited in the mail, first class postage prepaid, or when delivered to a telegraph company, charges prepaid, addressed as follows:
           10.5.1
           If to Buyer:
      819 Naff Rd.
      Boones Mill, VA 24065
           with a copy (which shall not constitute notice) to:
      John F. Hanzel
           19425-G Liverpool Parkway
      Cornelius, NC 28031
or to such other address as Buyer may from time to time designate.
           10.5.2
           If to Seller:
           819 Naff Rd.


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           Boones Mill, VA 24065
           with a copy (which shall not constitute notice) to:
           Arthur P. Strickland
           23 Franklin Rd.
           P. O. Box 2866
           Roanoke, VA 24001
or to such other address as Seller may from time to time designate.
           10.6 Bulk Sales Indemnity. As an inducement to Buyer to waive compliance with the provisions of any applicable bulk transfer laws, Seller expressly covenants that all debts, obligations and liabilities relating to Seller that are not expressly assumed by Buyer under this Agreement will be promptly paid and discharged by Seller as and when they become due and payable. Seller further indemnifies and holds Buyer harmless from all claims made by creditors with respect to noncompliance with any bulk transfer law, provided that any such claims of creditors do not arise as a result of Buyer's failure to satisfy any debts, obligations and liabilities of Seller assumed by Buyer hereunder.
           10.7 Captions. The captions of Articles and sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.
           10.8 Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the Commonwealth of Virginia.
           10.9 Waiver of Provisions. The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later date to enforce the same or to enforce any future compliance with or performance of any of the provisions hereof. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.
           10.10 Counterparts. This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.
           10.11 Entire Agreement. This Agreement, together with the schedules, exhibits and agreements executed in connection herewith, constitutes the entire agreement between the parties and supersedes and cancels any and all prior agreements between them relating to the subject matter hereof, and may not be amended except in a writing signed by all of the parties hereto.
           10.12 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
           10.13 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.
           10.14 Survival. The representations and warranties of Buyer and Seller set forth herein shall survive the Closing for a period of two (2) years following the Balance Sheet Date, except as set forth below:
           (a) the representations and warranties pertaining to Seller's title to that portion of the Purchased Assets consisting of real property shall be conveyed by and governed by the terms of general warranty deeds;
           (b) the representations and warranties respecting environmental matters (as described in Section 2.19 hereof) shall survive the Closing for a period of six (6) years following the Balance Sheet Date; and
           (c) the representations and warranties respecting contracts assigned to and assumed by Buyer hereunder shall survive with respect to each such contract for the duration of the statute of limitations applicable to each such contract.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.
                      SELLER: PROVIDENCE ENGINEERING, P.C.

                       By: _____________________________,
                                    President
ATTEST:
----------------------
Secretary

[Corporate Seal]


                              BUYER: METWOOD, INC.
                        By: ____________________________,
                                    President
ATTEST:
-------------------------
Secretary

[Corporate Seal]

STATE OF ________________
COUNTY OF _______________

           I, _______________________________, a Notary Public, do hereby certify that ___________________ personally appeared before me this day and acknowledged that he is the President of Providence Engineering, P.C., a Virginia professional corporation, and that by authority duly given, and as the act of the corporation, the foregoing instrument was signed in its name by him as its President.
           WITNESS my hand and official seal this ______day of ____________,
2002.
                                                           ---------------------
                                                           Notary Public
My Commission Expires:

---------------------


STATE OF ________________
COUNTY OF _______________

           I, _______________________________, a Notary Public, do hereby certify that ____________________ personally appeared before me this day and acknowledged that he is the President of Metwood, Inc., a Nevada corporation, and that by authority duly given, and as the act of the corporation, the foregoing instrument was signed in its name by him as its President.
           WITNESS my hand and official seal this ______day of ______________, 2002.
                                                            --------------------
                                                            Notary Public
My Commission Expires:

---------------------